Exhibit 99.2

Thoughtworks to Be Taken Private by Apax Funds for $4.40 Per Share

●	Thoughtworks stockholders to receive $4.40 per share in cash

●	Deal price represents a 48% premium to the 30-day VWAP

●	Unanimously Recommended by Special Committee of the Thoughtworks Board of Directors

CHICAGO--(BUSINESS WIRE)--August 5, 2024-- Thoughtworks (NASDAQ: TWKS), a global technology consultancy that integrates strategy, design and engineering, today announced that it has entered into a definitive merger agreement pursuant to which an affiliate of funds advised by Apax Partners LLP (“Apax” and such funds, the “Apax Funds”) will purchase all of the outstanding shares of Thoughtworks common stock that they do not already own, for $4.40 per share, which implies a total enterprise value of approximately $1.75 billion for Thoughtworks. A special committee (the “Special Committee”) of the Board of Directors of Thoughtworks (the “Board”), composed entirely of independent and disinterested directors and advised by its own independent legal and financial advisors, unanimously recommended that the Board approve the transaction and determined it was in the best interests of the Company and its stockholders that are not affiliated with Apax. Acting upon the recommendation of the Special Committee, the Board subsequently unanimously approved the transaction. The purchase price represents a 30% premium to Thoughtworks’ closing stock price on August 2, 2024, the last full trading day prior to the transaction announcement, and a premium of approximately 48% over the volume weighted average price of Thoughtworks’ stock for the 30 days ending August 2, 2024.

“We appreciate the Special Committee’s comprehensive evaluation of the Apax Funds’ offer and are confident that this transaction provides immediate and fair value to Thoughtworks minority stockholders,” said Mike Sutcliff, Thoughtworks’ Chief Executive Officer. “Apax has been a longstanding strategic partner for Thoughtworks. With their continued support, we plan to make the necessary long-term investments and advance our vision of being a stronger, strategic partner for our clients.”

“For 30 years, Thoughtworks has created an extraordinary impact on the world through its culture and technology excellence. We look forward to continuing our partnership with the company in its next chapter of growth,” said Salim Nathoo, Partner at Apax and Non-Executive Director of Thoughtworks.

“We are deeply committed to Thoughtworks’ unique culture, its unwavering focus on technological excellence, and its mission of transforming the world through technology. We believe that it is in the interest of all stakeholders for the Company to return to private ownership to allow the organization to re-focus on growth,” said Rohan Haldea, Partner at Apax and Non-Executive Director of Thoughtworks.

Certain Terms, Approvals and Timing

The transaction is expected to close in the fourth calendar quarter of 2024, subject to the satisfaction of customary closing conditions. The transaction has been approved by an affiliate of the Apax funds, in its capacity as the majority stockholder of Thoughtworks, and no other stockholder approval is required. Upon completion of the transaction, Thoughtworks common stock will no longer be publicly listed on NASDAQ, and Thoughtworks will become a privately held company again. The Apax Funds intend to finance the transaction with fully committed equity financing and the transaction is not subject to any financing condition.

Advisors

Goldman Sachs & Co. LLC is acting as the exclusive financial advisor to Apax. Kirkland & Ellis LLP and Richards, Layton & Finger, P.A. are acting as legal counsel to Apax.

Lazard is acting as financial advisor to the Special Committee. Kramer Levin Naftalis & Frankel LLP and Potter Anderson & Corroon LLP are acting as legal counsel to the Special Committee.

Paul Hastings LLP is acting as legal counsel to Thoughtworks.

Supporting resources:

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About Thoughtworks

Thoughtworks is a global technology consultancy that integrates strategy, design and engineering to drive digital innovation. We are over 10,500 Thoughtworkers strong across 48 offices in 19 countries. For 30 years, we’ve delivered extraordinary impact together with our clients by helping them solve complex business problems with technology as the differentiator.

About Apax Partners

Apax Partners LLP is a leading global private equity advisory firm. For over 50 years, Apax has worked to inspire growth and ideas that transform businesses. The firm has raised and advised funds with aggregate commitments of almost $80 billion. The Apax Funds invest in companies across four global sectors of Tech, Services, Healthcare and Internet/Consumer. These funds provide long-term equity financing to build and strengthen world-class companies. For further information about Apax, please visit www.apax.com.Apax is authorised and regulated by the Financial Conduct Authority in the UK.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements, including statements regarding the timing and the effects of the proposed acquisition of Thoughtworks by an affiliate of Apax Partners. In addition, other statements in this communication that are not historical facts or information may be forward-looking statements. The forward-looking statements in this communication are based on information available at the time the statements are made and/or management’s belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Thoughtworks’ control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that could cause such differences include, but are not limited to: (1) risks associated with the consummation of transactions generally, such as the inability to obtain, or delays in obtaining, any required regulatory approvals or other consents; (2) the failure to consummate or delay in (or uncertainty in the timing of) consummating the merger for any reason; (3) the risk that a condition to closing of the merger may not be satisfied; (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (5) the impact and/or the outcome of any legal proceedings that may be instituted following announcement of the proposed merger; failure to retain key management and employees of Thoughtworks; (6) unfavorable reaction to the merger by customers, competitors, suppliers and employees; (7) certain restrictions during the pendency of the proposed merger and proposed transactions that may impact Thoughtworks’ ability to pursue certain business opportunities or strategic transactions; (8) unexpected costs, charges or expenses resulting from the proposed transactions; (9) risks caused by delays in upturns or downturns being reflected in the Thoughtworks’ financial position and results of operations; (10) the failure to obtain the necessary financing arrangements set forth in the equity commitment letter received in connection with the proposed merger; and (11) those additional risks discussed under the heading “Risk Factors” in Thoughtworks’ most recent Annual Report on Form 10-K, most recent Quarterly Reports on Form 10-Q and in other reports and filings with the Securities and Exchange Commission (the “SEC”). All information provided in this communication is as of the date hereof, and Thoughtworks undertakes no duty to update or revise this information unless required by law.

Important Additional Information and Where to Find It

Thoughtworks will prepare and file with the SEC an information statement on Schedule 14C and may file or furnish other documents with the SEC regarding the proposed merger, including a transaction statement on Schedule 13E-3. When completed, a definitive information statement will be mailed to Thoughtworks’ stockholders. You may obtain free copies of all documents filed by Thoughtworks with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from Thoughtworks’ website at https://investors.thoughtworks.com/sec-filings.

Stockholders of Thoughtworks are urged to read all relevant documents regarding the proposed merger filed with the SEC, including the information statement on Schedule 14C and any other relevant documents in their entirety, including the transaction statement on Schedule 13E-3, as well as any amendments or supplements to these documents, carefully when they become available because they will contain important information about proposed transactions.

Contacts

For Thoughtworks

Investor Contact:

Rob Muller, Head of Investor Relations

Email: investor-relations@thoughtworks.com
Phone: +1 (312) 373-1000

Media:

Linda Horiuchi, Global Head of Public Relations
Email: linda.horiuchi@thoughtworks.com
Phone: +1 (646) 581-2568

For Apax

Katarina Sallerfors, Head of Communications
Email: katarina.sallerfors@apax.com
Phone: +44 7436908492

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